SECURITIES AND EXCHANGE COMMISSION
	Washington, DC  20549



	FORM  8-K

	CURRENT REPORT

	Pursuant to Section 13 or 15(d)
	of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):     July 27, 2001



	NETWORK ACCESS SOLUTIONS CORPORATION
	(Exact name of registrant as specified in its charter)


	    Delaware    	    000-25945    	    54-1738938
	(State or other	(Commission	(IRS Employer
	jurisdiction of	File	Identification
	incorporation)	Number)	Number)


	13650 Dulles Technology Drive, Herndon, Virginia	    20171
	(Address of principal executive offices)	(Zip Code)


Registrant's telephone number, including area code:	703-793-5000


Not Applicable
	(Former name or former address, if changed since last report)

Item 1.    Changes in Control of Registrant

Not applicable.

Item 2.    Acquisition or Disposition of Assets

Not applicable.

Item 3.    Bankruptcy or Receivership

Not applicable.

Item 4.    Changes in Registrant's Certifying Accountant

Not applicable.

Item 5.    Other Events and Regulation FD Disclosure

Not applicable.

Item 6.    Resignation of Registrant's Directors

Not applicable.

Item 7.    Financial Statements and Exhibits

Not applicable.

Item 8.    Change in Fiscal Year

Not applicable.

Item 9.    Regulation FD Disclosure


	By letter received July 20, 2001 the NASDAQ Stock Market notified the Company that its common stock was no longer in compliance with NASDAQ rules that require companies to maintain a minimum bid price of $1.00 for
30 consecutive trading days and $4 million in net tangible assets.
Network Access Solutions will be delisted from NASDAQ effective the open of the market on July 27, 2001.
NEWS
FOR IMMEDIATE RELEASE


ANALYST CONTACT:					           MEDIA CONTACT:
Mark Scott		  Debra Arrington
(703) 793-5064				                                              (703) 793-5165
mscott@nas-corp.com 		      darrington@nas-corp.com


NETWORK ACCESS SOLUTIONS STOCK MOVED TO OVER-THE-COUNTER BULLETIN BOARD

HERNDON, VIRGINIA - July 27, 2001 - Network Access Solutions Corporation (NAS) (NASDAQ: NASC), the nation's leading broadband solutions provider for businesses, today announced that its common stock is eligible to begin trading on the Over-the-Counter Bulletin Board of the National Association of Securities Dealers (OTCBB) effective approximately July 27, 2001, under its ticker symbol NASC.OB.

The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices, and volume information in over-the-counter equity securities that are not listed on the NASDAQ Stock Market (NASDAQ) or a national securities exchange. Investors will continue trading the company's stock via the OTCBB in a manner similar to that offered by NASDAQ, and will be able to access information about the company's shares by accessing the OTCBB's web site at www.otcbb.com.

NAS is moving to the OTCBB because it received notification from NASDAQ on July 20, 2001, that it was no longer in compliance with NASDAQ rules that require companies to maintain a minimum bid price of $1 for 30 consecutive trading days and $4 million in net tangible assets, and would be delisted from NASDAQ effective the open of the market on July 27, 2001.

"The move to the OTCBB exchange does not change our strategy to pursue the business-class broadband services market and implement the profitability plan we announced in May 2001," said Jon Aust, chairman and CEO of NAS.
"During 2001, we've continued to streamline operations and increase network services revenues to move into a self-funding position as quickly as possible. In the first quarter of this year, we produced a 177% revenue growth in network services over the first quarter of 2000, as a direct result of increased demand for our services from high-margin, high-value business customers in the Northeast and mid-Atlantic, shrinking competition, and above-average
ARPU's that continue to trend up."

About NAS

Network Access Solutions is the nation's leading business-class broadband solutions provider. Founded in 1995, the company currently provides an expansive portfolio of broadband networking services in the Verizon region including DSL. The Verizon region is home to 35% of the world's data communications traffic and the densest collection of businesses in the U.S.

NAS gives customers access to a robust broadband services "bundle" which includes network consulting, integration, management, security services and DSL. The NAS network supports traditional and packet-based services such as ATM, frame relay, and IP. NAS' hallmark broadband service - CopperNet(r) - provides high-speed, "always on" local, metropolitan and wide-area connectivity. CopperNet is a seamless, cost-effective replacement for traditional T-1 and ISDN lines, and can deliver substantial savings to business customers in local facilities expenses, depending upon their requirements.
For more information, visit the company's web site at http://www.nas-corp.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
These statements are subject to a variety of risks and uncertainties, many of which are beyond the Company's control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include those described under "Risk Factors" in NAS'June 1999 IPO Prospectus, most recent 10K and other periodic
SEC filings, and other related risks and uncertainties which include, among other things, (i) the Company's ability to successfully market its services to current and new customers;
(ii) the effect of competition; (iii) the Company's ability to react to trends in regulatory, legislative and judicial developments; (iv) the Company's ability to manage growth of its operations;
(v) the Company's ability to secure additional sources of financing;
(vi) the Company's ability to reduce operating expenses; (vii) the Company's ability to successfully manage its lease obligations and vendor liabilities and maintain available lease lines; (viii) the Company's ability to manage the business under this restructuring plan; (ix) the difficulty of predicting the new and rapidly evolving high-speed data communications industry; and (x) acquisitions involving the Company which may disrupt the business and be dilutive to our existing stockholders. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.